      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 5, 2004

                                                     REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------
                                PSB GROUP, INC.
             (Exact Name of Registrant as Specified in its Charter)

                     MICHIGAN                                           42-1591104
          (State or Other Jurisdiction of                            (I.R.S. Employer
          Incorporation or Organization)                          Identification Number)

                           1800 EAST TWELVE MILE ROAD
                           MADISON HEIGHTS, MI 48071
                                 (248) 548-2900
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                                 ROBERT L. COLE
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                PSB GROUP, INC.
                           1800 EAST TWELVE MILE ROAD
                           MADISON HEIGHTS, MI 48071
                                 (248) 548-2900
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                WITH A COPY TO:
                          TIMOTHY E. KRAEPEL, ESQUIRE
                        HOWARD & HOWARD ATTORNEYS, P.C.
                        39400 WOODWARD AVENUE, SUITE 101
                        BLOOMFIELD HILLS, MI 48304-5151
                                 (248) 723-0347

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement, as determined by market conditions.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [X]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
                                                               PROPOSED MAXIMUM     PROPOSED MAXIMUM
        TITLE OF EACH CLASS OF              AMOUNT TO BE        OFFERING PRICE         AGGREGATE            AMOUNT OF
      SECURITIES TO BE REGISTERED            REGISTERED          PER SHARE(1)      OFFERING PRICE(1)     REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------
Common Stock, no par value.............       200,000               $20.50             $4,100,000            $519.47
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------

(1) Estimated in accordance with Rule 457(c) of the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee based upon the average of the closing bid and asked prices of shares of PSB Group, Inc. Common Stock on the OTC Bulletin Board on April 30, 2004.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

PROSPECTUS

                                      PSB
                                 --------------
                                PSB Group, Inc.

                           DIVIDEND REINVESTMENT PLAN

                         200,000 SHARES OF COMMON STOCK

     This prospectus relates to the offer and sale of up to 200,000 shares of our no par value Common Stock ("Common Stock") under our Dividend Reinvestment Plan (the "Plan"). The Plan provides a convenient method to purchase our Common Stock. Under the Plan, existing shareholders may purchase Common Stock by reinvesting all or a portion of the cash dividends on their Common Stock to purchase additional Common Stock. A detailed discussion of the Plan can be found under the heading "The Plan" beginning on page 4 of this prospectus. The Administrator of the Plan is Registrar and Transfer Company.

     You should read this prospectus carefully and retain it for future reference.

     Our Common Stock is quoted on the OTC Bulletin Board under the symbol "PSBG." On April 30, 2004, the last sale price of our Common Stock as reported by the OTC Bulletin Board was $20.25 per share.

     Our principal and executive offices are located at 1800 East Twelve Mile Road, Madison Heights, Michigan 48071-2600. Our telephone number is (248) 548-2900 and our website address is www.psbnetbank.com.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") NOR ANY STATE SECURITIES COMMISSION OR REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THESE SECURITIES ARE NOT DEPOSITS OR ACCOUNTS OR OBLIGATIONS OF ANY BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

                   The date of this Prospectus is May 5, 2004

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
Plan Summary................................................     1
PSB Group, Inc..............................................     3
The Plan....................................................     3
  Purpose...................................................     3
  Advantages................................................     4
  Administration............................................     4
  Eligibility and Participation.............................     5
  Cost......................................................     6
  Purchases.................................................     6
  Sale of Shares............................................     7
  Dividends.................................................     8
  Reports to Participants...................................     8
  Certificates for Shares of Common Stock...................     8
  Withdrawals, Termination and Discontinuance...............     9
  Safekeeping Service.......................................    10
  Federal Income Tax Consequences...........................    10
  Changes to Capitalization of the Company..................    11
  Miscellaneous.............................................    12
Use of Proceeds.............................................    13
Trading Market..............................................    13
Description of Common Stock.................................    14
Legal Matters...............................................    14
Experts.....................................................    14
Where You Can Find More Information.........................    14
Incorporation of Certain Documents by Reference.............    14
Indemnification.............................................    15

                                  PLAN SUMMARY

     The following highlights selected aspects of the Dividend Reinvestment Plan (the "Plan") of PSB Group, Inc. (the "Company"). For additional information about the Plan, please refer to the description of the Plan's features, terms and conditions contained in this prospectus. To understand the Plan fully, you should read this entire document carefully as well as the documents identified in the section titled "Where You Can Find More Information."

ADVANTAGES OF THE PLAN

     The Plan provides holders of shares of the Company's no par value Common Stock ("Common Stock") with a simple and convenient method of reinvesting all or a portion of their cash dividends toward the purchase of additional shares of Common Stock without payment of any trading fees, service charges or other fees.

ADMINISTRATION

     The Plan will be administered by Registrar and Transfer Company (the "Plan Administrator").

COST

     As of the date of this prospectus, purchases of shares of Common Stock with reinvested dividends are made at the Market Price (as that term is defined in the answer to Question 14 of the Plan).

ELIGIBILITY TO PARTICIPATE

     All holders of record of at least one whole share of Common Stock are eligible to participate in the Plan. If you hold your shares in your own name, you may participate in the Plan. If you are a beneficial owner whose shares are registered in any name other than your own (e.g., in a broker's "street name" or in the name of a bank nominee) and you want to participate in the Plan, you must request that your bank or broker transfer to your name all shares of Common Stock for which dividend reinvestment is desired.

ACCOUNT STATEMENT

     You will receive a monthly statement showing Plan account information from the Plan Administrator, including amounts invested, the purchase and/or sale prices, and the number of shares of Common Stock purchased and/or sold.

TERMINATION

     Your participation in the Plan is entirely voluntary, and you may terminate it at any time based on the terms and conditions outlined in the Plan.

INCOME TAX INFORMATION

     The cash dividends reinvested in Common Stock under the Plan are subject to income taxes as if they were paid to you in cash.

VOTING OF SHARES

     Any whole shares of Common Stock in your Plan account will be voted as you direct.

ENROLLMENT

     Holders of record of Common Stock may enroll in the Plan by completing, signing and returning the enclosed Authorization Form to:

     Registrar and Transfer Company
     P.O. Box 664
     Cranford, NJ 07016
     Attention: Dividend Reinvestment Department/PSB Group, Inc.

MORE INFORMATION

     All of the features, terms and conditions of the Plan are detailed in this prospectus, which you should read carefully. If you have additional questions regarding the Plan, please contact the Plan Administrator at (800) 368-5948 or Paula Potter, Executive Secretary, at (248) 548-2900, ext. 1142.

                                PSB GROUP, INC.

     PSB Group, Inc. (the "Company"), a bank holding company, was formed on February 28, 2003 for the purpose of owning Peoples State Bank (the "Bank"). The Bank was incorporated and chartered under the laws of the state of Michigan in 1909. We operated as a unit bank until July 20, 1992, when we opened our first branch office in Sterling Heights, Michigan. In May 1998, the Bank acquired Madison National Bank, Madison Heights, Michigan ("Madison"). Today we operate ten branches.

     We provide customary retail and commercial banking services to our customers, including checking and savings accounts, time deposits, safe deposit facilities, commercial loans, real estate mortgage loans, installment loans, IRAs and night depository facilities. Our deposits are insured by the FDIC to applicable legal limits and we are supervised and regulated by the FDIC and Michigan Office of Financial and Insurance Services.

     We provide a full range of retail and commercial banking services designed to meet the borrowing and depository needs of small and medium sized businesses and consumers in local areas. Substantially all of our loans are to customers located within our service area. We have no foreign loans or highly leveraged transaction loans, as defined by the Federal Reserve Board ("FRB"). We conduct our lending activities pursuant to the loan policies adopted by our Board of Directors. These loan policies grant individual loan officers authority to make secured and unsecured loans in specific dollar amounts; senior officers or various loan committees must approve larger loans. Our management information systems and loan review policies are designed to monitor lending sufficiently to ensure adherence to our loan policies.

     We also offer a full range of deposit and personal banking services insured by the Federal Deposit Insurance Corporation ("FDIC"), including (i) commercial checking and small business checking products, (ii) retirement accounts such as Individual Retirement Accounts ("IRA"), (iii) retail deposit services such as certificates of deposits, money market accounts, savings accounts, checking account products and Automated Teller Machines ("ATMs"), Point of Sale and other electronic services, and (iv) other personal miscellaneous services such as safe deposit boxes, foreign draft, foreign currency exchanges, night depository services, travelers checks, merchant credit cards, direct deposit of payroll, U.S. savings bonds, official bank checks and money orders. We also offer credit cards and internet banking. Full estate and trust services, insurance and investment advice are offered through a partnership with Bank of Bloomfield Hills, Bloomfield Hills, Michigan. Substantially all of our deposits are from local market areas surrounding each of our offices.

     Our net income is derived primarily from net interest income, which is the difference between interest earned on our loan and investment portfolios and our cost of funds, primarily interest paid on deposits and borrowings. The volume of and yields earned on loans and investments and the volume of and rates paid on deposits and borrowings determine net interest income.

     Our principal and executive offices are located at 1800 East Twelve Mile Road, Madison Heights, Michigan 48071-2600. Our telephone number is (248) 548-2900 and our website address is www.psbnetbank.com.

                                    THE PLAN

     The PSB Group, Inc. Dividend Reinvestment Plan, which is comprised of a series of questions and answers, is set forth below.

PURPOSE

  1.  WHAT IS THE PURPOSE OF THE PLAN?

     The purpose of the Plan is to provide holders of shares of the Company's no par value Common Stock ("Common Stock") with a simple and convenient method of reinvesting all or a portion of their cash dividends toward the purchase of additional shares of Common Stock without payment of any trading fees, service charges or other fees.

     The Plan offers eligible participants an opportunity to invest conveniently for long-term growth. The Plan is not intended to provide holders of shares of Common Stock with a mechanism for generating assured short-term profits through rapid turnover of shares acquired at a discount. The intended purpose of the Plan precludes any person, organization or other entity from establishing a series of related accounts for the purpose of conducting arbitrage operations. We accordingly reserve the right to modify, suspend or terminate participation by a shareholder who is using the Plan for purposes inconsistent with the intended purpose of the Plan.

ADVANTAGES

  2.  WHAT ARE THE ADVANTAGES OF THE PLAN?

     If you become a participant in the Plan, you may:

     - automatically reinvest cash dividends on some or all of your shares of Common Stock;

     - send all certificates representing shares of Common Stock enrolled in the Plan to Registrar and Transfer Company to be held for safekeeping;

     - sell shares of Common Stock from your Plan account. You will be charged a $15 fee for each sale plus a pro-rata portion of any brokerage commission incurred in the sale;

     - make gifts of Common Stock and enroll the recipient into the Plan;

     - receive periodic statements showing your holdings and transactions under the Plan; and

     - enjoy full investment of funds, as fractions of shares of Common Stock, as well as whole shares, will be credited to your account. Fractional shares of Common Stock will be calculated to four decimal places.

ADMINISTRATION

  3.  WHO ADMINISTERS THE PLAN FOR PARTICIPANTS?

     Registrar and Transfer Company, the Company's stock transfer agent (the "Plan Administrator"), administers the Plan for participants, by maintaining records, sending statements of account to participants, placing sell orders at the request of participants and performing other duties relating to the Plan. The shares of Common Stock purchased for each participant under the Plan are registered in the name of the Plan Administrator's nominee, as agents for participants in the Plan, and are credited to the participant's Plan account, unless and until such participant requests that certificates for such shares be issued in the participant's name, as more fully explained in Question 21.

     Inquiries and communications regarding the Plan should include your Plan account number, if applicable, and should be directed to the Plan Administrator at:

     Registrar and Transfer Company
     P.O. Box 664
     Cranford, NJ 07016
     Attention: Dividend Reinvestment Department/PSB Group, Inc.
     Phone: (800) 368-5948

     The Plan Administrator maintains an Internet website at www.rtco.com (the "Plan Administrator Site"). Plan participants may view account balance and other helpful information via the link to "IRIS" (the Plan Administrator's Investor Relations Inquiry System) on the Plan Administrator Site. Additionally, Plan participants may e-mail the Plan Administrator with questions or concerns relating to the Plan and download copies of this prospectus and the Authorization Form via the link to "Investor Services" on the Plan Administrator Site.

ELIGIBILITY AND PARTICIPATION

  4.  WHO IS ELIGIBLE TO PARTICIPATE IN THE PLAN?

     All holders of record of at least one whole share of Common Stock are eligible to participate in the Plan. If you hold your shares of Common Stock in your own name, you may participate in the Plan. If you are a beneficial owner whose shares of Common Stock are registered in any name other than your own (e.g., in a broker's "street name" or in the name of a bank nominee) and you want to participate in the Plan, you must request that your bank or broker transfer to your name all shares of Common Stock for which dividend reinvestment is desired.

     Shareholders who are citizens or residents of a country other than the United States, its territories and possessions should make certain that their participation does not violate local laws governing taxes, currency and exchange controls, stock registration, foreign investments and related matters. The Company and the Plan Administrator reserve the right to terminate the participation of any shareholder if they determine their participation to be in violation of law or regulation.

  5.  IS PARTIAL PARTICIPATION POSSIBLE UNDER THE PLAN?

     Yes. If you desire that the cash dividends on only some of your shares of Common Stock held of record be reinvested under the Plan, you may indicate such number of shares on the Authorization Form. Cash dividends will thereafter be reinvested on the number of shares of Common Stock you specify, and you will continue to receive cash dividends on the remainder of your shares.

  6.  HOW DOES AN ELIGIBLE SHAREHOLDER PARTICIPATE?

     An eligible shareholder may join the Plan at any time. To participate in the Plan, an eligible shareholder must complete and sign an Authorization Form (enclosed with this prospectus) and mail it to the Plan Administrator at the address listed in Question 3. An addressed envelope is enclosed for your convenience.

     If shares of Common Stock are registered in more than one name (such as joint tenants, trustees, etc.), all registered holders must sign the Authorization Form. You may obtain an Authorization Form at any time by contacting the Plan Administrator at the address set forth in Question 3.

     Additional copies of this prospectus and the Authorization Form are also available at the Company's executive offices, located at 1800 East Twelve Mile Road, Madison Heights, Michigan 48071-2600.

  7.  WHAT DOES THE AUTHORIZATION FORM PROVIDE?

     - If you elect "Full Common Stock Dividend Reinvestment," the Authorization Form directs the Plan Administrator to apply all your cash dividends on all the shares then or subsequently registered in your name toward the purchase of additional shares of Common Stock.

     - If you elect "Partial Dividend Reinvestment," the Authorization Form directs the Plan Administrator to apply all your cash dividends on the number of shares of Common Stock you specify on the Authorization Form toward the purchase of additional shares of Common Stock.

     In addition to the foregoing options, the Authorization Form also provides a box to check if you would like to take advantage of the Plan's safekeeping feature.

     By signing the Authorization Form, you direct the Plan Administrator to reinvest automatically any subsequent cash dividends on shares of Common Stock accumulated and held in your Plan account. The Plan, in other words, operates so as to reinvest cash dividends on a cumulative basis, until you withdraw from the Plan, or until the Plan is terminated.

  8. ARE PLAN PARTICIPANTS REQUIRED TO EXECUTE AND COMPLETE A NEW AUTHORIZATION FORM ANNUALLY?

     No. Shareholders enrolled in the Plan will continue to be enrolled in the Plan without further action on their part, unless the participant withdraws from the Plan. See Question 22 for information concerning withdrawal from the Plan.

  9.  WHEN WILL THE INVESTMENT OF CASH DIVIDENDS BEGIN?

     The investment of cash dividends will commence after an Authorization Form is received by the Plan Administrator. If a properly executed Authorization Form is received by the Plan Administrator at least five business days before the record date for the payment of a cash dividend, then that dividend will be reinvested in shares of Common Stock. If the Authorization Form is received after that date, the reinvestment of cash dividends through the Plan will begin with the next cash dividend payment, if any.

  10.  MAY I CHANGE MY PARTICIPATION AFTER ENROLLMENT?

     You may change or terminate your Plan participation at any time by sending written notification to the Plan Administrator at the address set forth in Question 3.

COST

  11. ARE THERE ANY EXPENSES TO PARTICIPANTS IN CONNECTION WITH PURCHASES THROUGH THE PLAN?

     Your costs for services under the Plan are currently as follows:

     - Dividend Reinvestment: All fees and brokerage commissions will be paid by the Company.

     - Sale of Shares of Common Stock Held in the Plan: There will be a $15 fee per sale, plus brokerage commissions.

     - Withdrawal of Shares of Common Stock From the Plan: There will be a $10 fee anytime shares of Common Stock are removed from the Plan and distributed upon the request of a participant.

     - Deposit of Certificates for Safekeeping: No fee will be charged with respect to shares of Common Stock deposited for safekeeping.

     The fee structure is subject to change. If there are changes to the fee structure, you will be notified in advance of implementation.

PURCHASES

  12. HOW MANY SHARES OF COMMON STOCK WILL BE PURCHASED FOR PARTICIPANTS AND WHAT IS THE SOURCE OF SHARES PURCHASED THROUGH THE PLAN?

     The number of shares of Common Stock that will be purchased for each participant will depend on the amount of the participant's cash dividend and the applicable Purchase Price. Each participant's Plan account will be credited with that number of shares of Common Stock (including fractions computed to four decimal places) equal to the total amount to be invested, divided by the applicable Purchase Price (also computed to four decimal places).

     Shares of Common Stock will be purchased pursuant to the Plan by the Plan Administrator, as agent for the Plan participants, at the Company's discretion, either directly from the Company, in which event such shares will be either authorized but unissued shares or shares held in the treasury of the Company, or on the open market through an unaffiliated registered broker-dealer, or by combination of the foregoing. To the extent that such additional shares of Common Stock are purchased from us, we will receive additional funds which will be used by us for general corporate purposes.

  13.  WHEN WILL SHARES OF COMMON STOCK BE PURCHASED THROUGH THE PLAN?

     Purchases with reinvested cash dividends made on behalf of Plan participants will be made on the close of business on the date on which the Company pays cash dividends on its Common Stock or as soon as practicable after that date (the "Dividend Reinvestment Date"). The Company has historically paid cash dividends quarterly. However, the Company has no obligation to pay quarterly cash dividends or any other dividend at any time. Cash dividends are paid by the Company at the discretion of the Board of Directors in consideration of many factors, including the financial position of the Company, regulatory capital requirements, contractual restrictions, if any, and the economy in general.

     Participants will become owners of the shares of Common Stock purchased for them under the Plan on the date on which the shares are purchased.

  14.  AT WHAT PRICE WILL SHARES OF COMMON STOCK BE PURCHASED THROUGH THE PLAN?

     As of the date of this prospectus, purchases of shares of Common Stock with reinvested cash dividends are made at the Market Price (as determined below) applicable to shares purchased with respect to the related Dividend Reinvestment Dates (the "Reinvestment Purchase Price").

     If we direct the Plan Administrator to purchase shares of Common Stock directly from us, the "Market Price" of such shares will be the average of the mean between the daily high and low sales prices of the shares of Common Stock as reported by the OTC Bulletin Board for the five trading days immediately preceding the Dividend Reinvestment Date or, if no trading occurs in the shares of Common Stock on one or more of such trading days, for the five trading days immediately preceding the applicable Dividend Reinvestment Date during which the shares of Common Stock were traded on the OTC Bulletin Board. If we direct the Plan Administrator to purchase shares of Common Stock in open market transactions, the "Market Price" will be the weighted average of the actual price paid for shares of Common Stock purchased by the Plan Administrator.

SALE OF SHARES

  15.  HOW MAY YOU SELL YOUR SHARES OF COMMON STOCK HELD UNDER THE PLAN?

     You can sell your shares of Common Stock held under the Plan in either of two ways. You may request a certificate(s) for your whole shares of Common Stock and arrange for the sale of these shares through a broker-dealer of your choice. The Plan Administrator will send you a check for any fractional shares of Common Stock held in your Plan account. The price for the fractional shares of Common Stock may be determined by the Plan Administrator by either: (a) selling shares on the open market through an unaffiliated, registered broker-dealer; or (b) by using the closing price of the previous trading day. Because this type of transaction involves a withdrawal of shares from the Plan, you will be charged a $10 fee.

     Alternatively, you may request that the Plan Administrator sell some or all of your shares of Common Stock held under the Plan. The Plan Administrator will sell shares of Common Stock for you on the open market in ordinary brokerage transactions through registered broker-dealers selected by the Plan Administrator in its sole discretion. If you request that the Plan Administrator sell your shares of Common Stock, you will be charged a fee of $15 and you will be charged for the brokerage commissions charged by the broker-dealer selected by the Plan Administrator. These amounts will be deducted from the cash proceeds paid to you. The amount of the commissions will vary depending on the broker-dealer selected and other factors. Shares of Common Stock being sold for you may be aggregated with those of other Plan participants who have requested sales. In that case, you will receive proceeds based on the weighted average sale price of all shares of Common Stock sold in each aggregate order placed by the Plan Administrator, less your pro rata share of brokerage commissions and other costs of sales. If sold through the Plan Administrator, participants cannot set any price limits or other restrictions on the sales.

     The sale of shares of Common Stock must be requested in writing by delivery of the request to the Plan Administrator at the address provided in Question 3. The request must indicate the number of shares of Common Stock to he sold. All participants listed on the Plan account must sign the request.

     If all shares of Common Stock held for you in the Plan are sold, your Plan participation will be terminated.

  16.  WHEN WILL SHARES OF COMMON STOCK BE SOLD?

     The Plan Administrator will use its best efforts to sell your shares of Common Stock on the open market within seven (7) business days after receipt of written instructions from you to sell shares, or as soon as practicable thereafter. There can be no assurances with respect to the ability of the Plan Administrator to sell your shares of Common Stock for any specified price, at any specified time or on any specified terms. The Company and the Plan Administrator have no obligation under the Plan, and assume no responsibility, to purchase shares of Common Stock from your Plan account if such shares cannot be sold by the Plan Administrator.

  17. WHAT HAPPENS IF A PARTICIPANT SELLS A PORTION OF THE SHARES OF COMMON STOCK REGISTERED IN THE PARTICIPANT'S NAME?

     If you have authorized the reinvestment of cash dividends on shares of Common Stock registered in your name and then dispose of a portion of these shares, the cash dividends on the remaining shares will continue to be reinvested.

DIVIDENDS

  18. WILL PARTICIPANTS BE CREDITED WITH CASH DIVIDENDS ON SHARES OF COMMON STOCK HELD IN THEIR PLAN ACCOUNTS?

     Yes. The Plan Administrator will receive the cash dividends (less amount of tax withheld, if any) for all shares of Common Stock subject to the Plan held on the dividend record date and credit them to participant Plan accounts. All of the cash dividends received on shares of Common Stock held in the Plan and credited to your Plan account will be reinvested in the purchase of additional shares of Common Stock.

  19.  WILL CASH DIVIDENDS CONTINUE TO BE PAID WHILE THE PLAN IS IN EFFECT?

     The Company's Board of Directors has the authority to declare cash dividends from time to time, subject to statutory and regulatory requirements and other factors. There is no assurance that cash dividends will continue to be paid or as to the amount or frequency of any such dividend. Participants in the Plan accordingly have the opportunity to reinvest cash dividends only when, as, and if such dividends are declared and paid by the Company. The Company has the right to suspend, terminate or modify the amount of its cash dividends at any time depending upon business, financial, regulatory and other conditions.

REPORTS TO PARTICIPANTS

  20.  WHAT REPORTS WILL BE SENT TO PARTICIPANTS IN THE PLAN?

     You will receive a quarterly statement showing Plan account information from the Plan Administrator, including amounts invested, the purchase and/or sale prices, and the number of shares of Common Stock purchased and/or sold. This statement will provide a continuing record of the cost and number of shares of Common Stock purchased under the Plan and should be retained for tax purposes. In addition, you will receive the same material sent to every other holder of Common Stock, including the Company's annual reports to shareholders, notices of shareholder meetings, proxy statements, and information for income tax reporting.

CERTIFICATES FOR SHARES OF COMMON STOCK

  21. WILL CERTIFICATES BE ISSUED FOR SHARES OF COMMON STOCK PURCHASED THROUGH THE PLAN?

     No. Certificates for shares of Common Stock purchased through the Plan will not be issued to you unless you request them. All shares of Common Stock credited to your Plan account will be issued to the Plan

Administrator or its nominees as your agents and will be held in book entry form. The number of shares of Common Stock credited to your Plan account will be shown on your account statement. Shares of Common Stock purchased will be calculated to four decimal places.

     A certificate for any number of whole shares of Common Stock credited to your Plan account will be issued upon the Plan Administrator's receipt of a written request from you. These shares of Common Stock will be withdrawn from the Plan. Certificates for fractional shares of Common Stock will not be issued under any circumstances. When shares of Common Stock are withdrawn from the Plan and certificates are issued to you, a $10 withdrawal fee will be payable.

     Shares of Common Stock credited to your Plan account may not be assigned or pledged in any way. If you wish to assign or pledge the whole shares of Common Stock credited to your Plan account, you must request that certificates for those shares be issued in your name and withdrawn from the Plan.

     Plan accounts will be maintained in the name in which your certificates are registered at the time you enter the Plan. Certificates for whole shares of Common Stock will be registered in the same manner when issued to you.

WITHDRAWALS, TERMINATION AND DISCONTINUANCE

  22. HOW MAY PARTICIPANTS WITHDRAW SHARES OF COMMON STOCK PREVIOUSLY PURCHASED UNDER THE PLAN?

     A shareholder who has previously purchased shares of Common Stock under the Plan may withdraw all or a portion of such shares of Common Stock from their Plan account by notifying the Plan Administrator in writing to that effect and specifying in the notice the number of shares to be withdrawn. Certificates for whole shares of Common Stock so withdrawn will be registered in the name of, and issued to, the participant. Certificates representing fractional interests will not be issued. Cash dividends on all shares of Common Stock withdrawn from a participant's Plan account will cease to be reinvested.

  23.  HOW CAN PARTICIPATION IN THE PLAN BE TERMINATED?

     The Plan is entirely voluntary. You may terminate your participation in the Plan at any time by notifying the Plan Administrator in writing. When such notice is received, the Plan Administrator will issue certificates for whole shares of Common Stock credited to your Plan account under the Plan and a cash payment will be made to you for any fractional share, based on the Market Price of Common Stock. A fee of $10 is payable when the shares of Common Stock are withdrawn from the Plan and certificates are issued to you. If your notice of termination is received by the Plan Administrator less than five business days prior to a cash dividend record date, that cash dividend will be reinvested for your Plan account. After your Plan account is terminated, subsequent cash dividends will be paid to you.

  24.  MAY THE PLAN BE CHANGED OR DISCONTINUED?

     The Plan may be amended, modified, suspended or terminated at any time by the Company's Board of Directors without the approval of the Plan participants. Notice of such suspension, termination, modification or material amendment will be sent to all participants, who shall have the right at all times to withdraw from the Plan.

     The Company or the Plan Administrator may terminate a participant's individual participation in the Plan at any time by written notice to the shareholder. In such event, the Plan Administrator will request instructions from the participant for disposition of the shares of Common Stock in the Plan account. If the Plan Administrator does not receive instructions from the participant, it will send the participant a certificate for the number of whole shares of Common Stock held for the participant under the Plan and a check for any fractional shares.

     If the Plan is terminated and the Company establishes another dividend reinvestment plan, each participant in the Plan will be automatically enrolled in such other dividend reinvestment plan and shares of Common Stock credited to his or her Plan account under the Plan will be automatically credited to such other plan, unless notice is received to the contrary by the Company or the Plan Administrator for the participant, subject to applicable laws.

SAFEKEEPING SERVICE

  25. CAN A PARTICIPANT SEND CERTIFICATES REPRESENTING HIS OR HER SHARES OF COMMON STOCK TO THE PLAN ADMINISTRATOR FOR SAFEKEEPING?

     A Plan participant can deposit certificates representing shares of Common Stock for safekeeping by the Plan Administrator in the participant's Plan account only if dividends on the deposited shares will be reinvested under the Plan. No fee will be charged with respect to shares of Common Stock deposited for safekeeping.

     A Plan participant desiring to deposit certificates into the Plan should check the appropriate box on the Authorization Form and mail the certificates, along with the Authorization Form, to the Plan Administrator at the address set forth in Question 3. Delivery of certificates is at the risk of the shareholder and, for delivery by mail, the Company recommends that shareholders insure the certificates for 1.5% of their current market value when mailing them. This is the amount that is usually charged for surety protection should certificates become lost in the mail. The certificates should not be endorsed. The receipt of any shares of Common Stock delivered for safekeeping will be shown on your next Plan account statement.

FEDERAL INCOME TAX CONSEQUENCES

  26.  WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATING IN THE
  PLAN?

     The following summary is based upon United States federal income tax laws as of the date of adoption of the Plan. Such laws are subject to change at any time, possibly with retroactive effect. The discussion is limited to certain tax consequences to individual Plan participants who are residents or citizens of the United States and assumes that all distributions from the Company will be from the Company's earnings and profits for federal income tax purposes.

     With respect to reinvested dividends, a participant in the Plan will generally be treated for federal income tax purposes as having received, on each Dividend Reinvestment Date, a dividend in an amount equal to the fair market value on such Dividend Reinvestment Date of the shares of Common Stock acquired with reinvested dividends. For federal income tax purposes, the fair market value of shares acquired with reinvested dividends under the Plan will be equal to the mean of the highest and lowest quoted selling price, or if such information is not available, the mean of the bid and the asked price, for shares on the Dividend Reinvestment Date. In addition, if the Company acquires shares for a participant's account on the open market, the participant will be deemed to have received a dividend in the amount of any brokerage commissions and other trading fees paid on the participant's behalf. The tax basis of shares of Common Stock acquired with reinvested dividends will equal the fair market value of the shares on the Dividend Reinvestment Date, plus, if applicable, any brokerage commissions or other trading fees paid on the participant's behalf.

     The Internal Revenue Service ("IRS") may take the position that any service fee paid by the Company to the Plan Administrator on behalf of Plan participants is an additional distribution, taxable as dividend income, to such participants. In the event the IRS asserts this position, those participants who itemize deductions on their federal income tax returns may be entitled to deduct the amount of the service fee attributable to their account as a miscellaneous itemized deduction, subject to applicable limitations.

     A participant's holding period for shares acquired pursuant to the Plan should begin no later than the day following the date of acquisition of such shares for the participant's account.

     A participant will not realize any taxable income upon receipt of certificates for whole shares credited to the participant's account, whether upon the participant's request for such shares, the participant's withdrawal from the Plan or termination of the Plan. Upon withdrawal from or termination of the Plan, a participant will also receive a cash payment in lieu of any fractional share equivalent credited to the participant's account. This payment likely will be treated as an amount realized from the sale of the fractional share equivalent, and the participant will recognize gain or loss equal to the difference between the amount received for the fractional share equivalent and the participant's tax basis therefor.

     In addition, a participant will recognize gain or loss when the participant sells or exchanges shares either through the Plan Administrator or after receiving shares upon withdrawal from or termination of the Plan. The amount of such gain or loss will be the difference between the amount that the participant receives for the shares, less brokerage commissions and other trading fees (including, if applicable, the fee charged by the Plan Administrator), and the participant's tax basis therefor.

     The Company is required to withhold for federal income tax purposes ("back-up withholding") from all dividend payments to a shareholder of the Company, currently at the rate of 28% of such payments, if (i) the shareholder has failed to furnish to the Company his/her taxpayer identification number ("TIN"), which for an individual is his/her social security number, (ii) the IRS has notified the Company that the TIN furnished by the shareholder is incorrect,
(iii) the IRS notifies the Company that back-up withholding should be commenced because the shareholder has failed to report interest or dividends properly, or
(iv) the shareholder has failed to certify, under penalties of perjury, that he/she is not subject to back-up withholding. If a participant in the Plan is subject to back-up withholding, the Plan Administrator will invest in shares of Common Stock an amount equal to the dividends of such participant less the amount of tax required to be withheld. The full amount of the dividends will be recognized as taxable income, without reduction for the amount of tax required to be withheld. The monthly statements confirming purchases made for such participants will indicate the net payment reinvested.

     THE FOREGOING IS ONLY A SUMMARY OF SOME OF THE APPLICABLE UNITED STATES FEDERAL INCOME TAX PROVISIONS. THIS DISCUSSION IS GENERAL IN NATURE AND DOES NOT PURPORT TO COVER EVERY SITUATION. IT DOES NOT INCLUDE A DISCUSSION OF FOREIGN, STATE, AND LOCAL INCOME TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN. FOR SPECIFIC INFORMATION ON THE TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN OR THE DISPOSAL OF SHARES OF COMMON STOCK ACQUIRED PURSUANT TO THE PLAN, INCLUDING ANY FUTURE CHANGES IN APPLICABLE LAWS OR INTERPRETATIONS THEREOF, YOU SHOULD CONSULT YOUR OWN TAX ADVISOR.

CHANGES TO CAPITALIZATION OF THE COMPANY

  27. IF THE COMPANY HAS A RIGHTS OFFERING, HOW WILL RIGHTS ON THE SHARES OF COMMON STOCK SUBJECT TO THE PLAN BE HANDLED?

     If the Company makes available to all holders of its Common Stock rights or warrants to purchase additional shares of Common Stock or other securities, such rights or warrants will be made available to you as a shareholder of the Company. This allocation, with respect to the shares of Common Stock you hold in the Plan, will be based on the number of shares (including any fractional interests to the extent practicable) held for you in your Plan account on the record date established for determining the holders of Common Stock entitled to such rights or warrants.

  28. WHAT HAPPENS IF THE COMPANY ISSUES A STOCK DIVIDEND OR DECLARES A STOCK SPLIT?

     Any stock dividend or split shares of Common Stock distributed by the Company on all shares of Common Stock held in your Plan Account will be credited to or reflected in your Plan account. The monthly Plan account statement immediately following the stock dividend or stock split will indicate the number of shares of Common Stock credited to each participant's Plan account as a result of the stock dividend or stock split.

     Any stock dividend or split shares of Common Stock distributed by the Company on all shares of Common Stock held outside of your Plan Account will be issued to you in certificate form by the Plan Administrator.

MISCELLANEOUS

  29. CAN A PARTICIPANT MAKE GIFTS OF SHARES OF COMMON STOCK HELD IN HIS OR HER PLAN ACCOUNT?

     A participant can make a gift of shares of Common Stock held in his or her Plan account under the Plan by writing a letter to the Plan Administrator indicating the number of shares to be gifted and providing the registration information requested by the Plan Administrator. Signatures of all registered holders are required and must be "Medallion Guaranteed" by a participating financial institution. Participants can also enroll the recipient in the Plan to allow their cash dividends to be reinvested. If you wish to make a gift of shares of Common Stock in the Plan, you should call the Plan Administrator for specific instructions.

  30.  WILL INTEREST BE PAID ON AMOUNTS HELD PENDING INVESTMENT?

     No. Cash dividends allocated for reinvestment made to purchase shares of Common Stock through the Plan will be deposited in a non-interest bearing account controlled by the Plan Administrator pending investment. Funds of participants may be commingled and aggregated for purposes of investment.

  31. HOW WILL A PARTICIPANT'S SHARES OF COMMON STOCK BE VOTED AT MEETINGS OF THE COMPANY'S SHAREHOLDERS?

     Shares of Common Stock registered in your name and shares of Common Stock credited to your Plan account will be voted as you direct.

     For each meeting of the Company's shareholders, you will receive a proxy card which will enable you to vote shares of Common Stock registered in your name and shares of Common Stock credited to your Plan account. If the proxy card is returned in a timely manner, properly signed and marked for voting, all of your shares of Common Stock (those registered in your name and those credited to your Plan account) will be voted in the manner specified by you on the proxy card.

  32. ARE THERE ANY RESTRICTIONS ON RESALE OF COMMON STOCK ACQUIRED UNDER THE PLAN BY THE COMPANY'S DIRECTORS AND OFFICERS?

     Employees who are not "affiliates of the Company are free to sell at any time the Common Stock acquired under the Plan. Directors and employees who are "affiliates" of the Company, as that term is defined in Rule 405 promulgated by the Commission under the Securities Act, may not publicly reoffer shares acquired under the Plan except pursuant to Rule 144 of the Commission or pursuant to an effective registration statement. Rule 405 defines an "affiliate" as a person who directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the Company. Directors and certain officers of the Company may be "affiliates" of the Company under this definition.

     Directors and certain executive officers of the Company participating in the Plan are also subject to the reporting obligation of Section 16(a) and the short-swing profit recovery provisions of Section 16(b) of the Exchange Act. Although such directors and officers are not subject to the short-swing profit recovery provisions of Section 16(b) of the Exchange Act with respect to purchases of Common Stock made under the Plan with reinvested dividends, such purchases must be disclosed on annual reports filed pursuant to Section 16(a) of the Exchange Act.

  33. WHAT IS THE RESPONSIBILITY OF THE COMPANY AND THE PLAN ADMINISTRATOR FOR THE PLAN?

     Neither the Company nor the Plan Administrator or their agents or employees will be liable to any participant in the Plan for any act done in good faith or for any good faith omission to act including, without limitation, any claim of liability (i) arising out of failure to terminate a participant's Plan account or sell shares of Common Stock in the Plan without receipt of proper documentation and instructions; and (ii) with respect to the prices and times at which shares of Common Stock are purchased or sold for the participant's Plan account, including fluctuations in market value of shares being maintained on behalf of a participant.

     The trading price of Common Stock may rise or fall during the period between the payment of a cash dividend or purchase request, a request for sale, receipt by the Plan Administrator and the completion of the sale. Instructions sent to the Plan Administrator to buy or sell shares of Common Stock may not be rescinded and are binding on the Plan participant. The Plan Administrator may, in its own discretion, accept written requests to revoke instructions. Neither the Company nor the Plan Administrator has any responsibility for the market value of shares of Common Stock maintained on a participant's behalf or for changes in Market Price between the time an order is sent to the Plan Administrator and the time an order is executed.

     Neither the Company nor the Plan Administrator can assure any participant of a profit or protect any participant against a loss from the shares of Common Stock sold through the Plan. An investment in Common Stock, as are all equity investments, is subject to significant market fluctuations. The Company can neither control purchases by the Plan Administrator under the Plan nor guarantee that cash dividends on the Common Stock will not be reduced or eliminated.

     Neither the Company nor the Plan Administrator provides any advice nor makes any recommendations regarding the sale of shares of Common Stock; all such decisions must be made by participants based upon his or her own research and judgment.

  34.  WHO REGULATES AND INTERPRETS THE PLAN?

     The Company and the Plan Administrator reserve the right to interpret and regulate the Plan as they deem necessary or desirable. Any such interpretations and regulation will be final. The Plan, related Plan documentation, and Plan accounts will be governed by and construed in accordance with the laws of the State of Michigan. The Company reserves the right to remove the Plan Administrator and to appoint a new Plan Administrator at any time upon prior notice to Plan participants and the Plan Administrator has the right to resign at any time upon at least 90 days written notice to the Company.

  35.  WILL MY INVESTMENTS BE INSURED?

     No. The securities held in Plan accounts for Plan participants and sales proceeds and funds held pending investment are not subject to protection under the Securities Investor Protection Act of 1970. Funds held by the Plan Administrator are not deposits of the Company or any of its subsidiaries, deposits of the Plan Administrator or other obligations of, or guaranteed by, the Plan Administrator or its affiliates and are not insured by the Federal Deposit Insurance Corporation, the Securities Investor Protection Corporation or any other entity. Shares of Common Stock are subject to market risk and possible loss of investment.

                                USE OF PROCEEDS

     We know neither the number of shares of Common Stock that will ultimately be purchased under the Plan nor the prices at which such shares will be purchased. To the extent that shares of Common Stock are purchased directly from us, we will receive proceeds and we intend to add the proceeds from such purchases to our general funds for general corporate purposes.

                                 TRADING MARKET

     The Company's Common Stock is quoted on the Over-the-Counter Bulletin Board ("OTCBB"). The OTCBB is a regulated quotation service, provided by Nasdaq. The OTCBB is separate and distinct from The Nasdaq Stock Market, and provides information on equity securities that are not listed or traded on Nasdaq or a national securities exchange. A public trading market having the desirable characteristics of depth, liquidity and orderliness depends upon the presence in the marketplace of both willing buyers and willing sellers of the stock at any given time and such presence is, in turn, dependent upon the individual decisions of the purchasers and sellers over which neither the Company nor any broker or market maker has control.

                          DESCRIPTION OF COMMON STOCK

     The Company's authorized capital consists of one class, common stock, no par value, of which 5,000,000 shares have been authorized, and as of March 24, 2004, 2,885,073 shares are issued and outstanding. The holders of Common Stock are entitled to receive dividends when, as and if declared by the board of directors out of any funds legally available therefor, and are entitled upon liquidation after claims of creditors to receive pro rata the net assets of the Company. The holders of Common Stock are entitled to one vote for each share held and are vested with all of the voting power of the shares. The holders of Common Stock do not have any preemptive or preferential right to purchase or to subscribe for any additional shares of Common Stock or any other securities the Company may issue. The shares of Common Stock purchased pursuant to the Plan will be considered when issued, fully paid and nonassessable. The shares of Common Stock do not have any redemption provisions.

                                 LEGAL MATTERS

     The validity of the shares of our Common Stock offered by this prospectus will be passed upon for us by Howard & Howard Attorneys, P.C., Bloomfield Hills, Michigan.

                                    EXPERTS

     The consolidated financial statements of the Company and its subsidiaries as of December 31, 2003 and 2002, and for each of the years in the three-year period ended December 31, 2003, have been incorporated by reference herein and in the registration statement in reliance upon the report of Plante Moran, PLLC, independent accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports statements or other information that we file with the SEC at the SEC's public reference room at 450 Fifth Street, NW, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements, and other information regarding companies that file electronically with the SEC including PSB Group, Inc. You may also find copies of reports, proxy and information statements we file electronically with the SEC via a link from our website at www.psbnetbank.com.

     We have filed a Registration Statement on Form S-3 to register the Common Stock to be sold by us pursuant to our Dividend Reinvestment Plan. This prospectus is a part of that Registration Statement. As allowed by SEC rules, this prospectus does not contain all the information you can find in the Registration Statement or the exhibits to that Registration Statement.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     SEC regulations allow us to "incorporate by reference" information into this prospectus, which means that we can disclose information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered part of this prospectus. Information incorporated by reference from earlier documents is superseded by information set forth herein and information that has been incorporated by reference from more recent documents.

     The following documents filed by the Company with the SEC are incorporated in this prospectus by reference:

     - Our Annual Report on Form 10-K for the fiscal year ended December 31,
       2003;

     - The information required by Part III, Items 10 through 13, of Form 10-K, which is incorporated by reference to our definitive proxy statement for our 2004 annual meeting of shareholders; and

     - In addition, all documents subsequently filed by PSB pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus and prior to the termination of the Plan shall be deemed incorporated by reference herein from their respective dates of filing.

     You can obtain any of the documents incorporated by reference from the SEC or the SEC's Internet web site as described above. Documents incorporated by reference also are available from us without charge, including any exhibits specifically incorporated by reference therein. You may obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from the Company at the following address:

     Paula Potter
     Executive Secretary
     PSB Group, Inc.
     1800 East Twelve Mile Road
     Madison Heights, Michigan 48071-2600

     You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with information that is different from what is contained in this prospectus. You should not assume that the information contained in this prospectus is accurate as of any date other than the date which appears on the cover of this prospectus.

                                INDEMNIFICATION

     Directors and officers of the Company are entitled to indemnification as expressly permitted by the provisions of the Michigan Business Corporation Act and the Company's Bylaws. The Company has purchased a liability insurance policy for its directors and certain of its officers which, subject to limitations set forth in the insurance policy, indemnifies them for certain liabilities which they, or any one of them, may incur in connection with the performance of duties in their official capacities. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The estimated expenses payable by the registrant in connection with the issuance and distribution of the securities being registered are estimated (except for the SEC filing fees) as follows:

SEC Registration Fee........................................  $   519.47
Legal Fees..................................................  $ 4,000.00
Printing....................................................  $ 2,000.00
Accounting Fees and Expenses................................  $ 2,000.00
Transfer Agent and Registrar Fees...........................  $ 1,800.00
Miscellaneous...............................................  $ 2,000.00
Total.......................................................  $12,319.47

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Article 7 of the Registrant's Bylaws provides as follows:

             ARTICLE VII. INDEMNIFICATION OF OFFICERS AND DIRECTORS

     7.1 General. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative including without limitation any proceeding in the right of the Corporation, by reason of the fact that he/she is or was a director, officer, employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorney fees, judgments, penalties, fines and amounts paid in settlement as are actually and reasonably incurred by him/her in connection with such action, suit or proceeding to the maximum extent permitted by the laws of the State of Michigan and consistent with the provisions of the Michigan Business Corporation Act, as the same now exists or may hereafter be amended (the "Act").

     7.2 Purchase of Director and Officer Liability Insurance. The Corporation may purchase and maintain insurance or create and maintain a trust fund or other form of funded arrangement on behalf of any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another depository institution, domestic or foreign corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, against any liability asserted against the person and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify the person against the liability under these Bylaws or the Act.

     7.3 Provisions for Indemnification Not Exclusive. The foregoing provisions for indemnification of advancement of expenses shall not be exclusive of other rights to which a person seeking indemnification or advancement of expenses may be entitled by contract or otherwise by law, and the foregoing rights of indemnification shall inure to the benefit of the heirs and personal representatives of such persons.

ITEM 16.  EXHIBITS

     The exhibits filed herewith or incorporated by reference herein are set forth in the Exhibit index filed as part of this Registration Statement.

ITEM 17.  UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in period reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Madison Heights, Oakland County, State of Michigan on May 3, 2004.

                                          PSB GROUP, INC.

                                          By:      /s/ ROBERT L. COLE
                                            ------------------------------------
                                                       Robert L. Cole
                                               President and Chief Executive
                                                           Officer
                                               (Principal Executive Officer)

                                          By:      /s/ DAVID A. WILSON
                                            ------------------------------------
                                                      David A. Wilson
                                              Senior Vice President and Chief
                                                Financial Officer (Principal
                                                     Financial Officer)

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

              SIGNATURE                                TITLE                       DATE
              ---------                                -----                       ----

          /s/ ROBERT L. COLE             President, Chief Executive Officer    May 3, 2004
--------------------------------------   and Director (Principal Executive
            Robert L. Cole                            Officer)


                  *                                   Director                 May 3, 2004
--------------------------------------
           James B. Jacobs


                  *                                   Director                 May 3, 2004
--------------------------------------
         Michael J. Kowalski


                  *                                   Director                 May 3, 2004
--------------------------------------
         Longine V. Morawski


                  *                                   Director                 May 3, 2004
--------------------------------------
            Sydney L. Ross


                  *                                   Director                 May 3, 2004
--------------------------------------
           Edward H. Turner


                  *                                   Director                 May 3, 2004
--------------------------------------
            David L. Wood


        *By /s/ ROBERT L. COLE
--------------------------------------
           Robert L. Cole,
           Attorney-in-Fact

                                 EXHIBIT INDEX

  5.1    Opinion of Howard & Howard Attorneys, P.C.
 23.1    Consent of Plante & Moran, PLLC
 23.2    Consent of Howard & Howard Attorneys, P.C. (included in
         Exhibit 5.1)
 24      Power of Attorney